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                                                                    EXHIBIT 99.1


PRESS RELEASE                                                      TRADED:  NYSE
FOR IMMEDIATE RELEASE                                              SYMBOL:  ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Sr. Vice President, Chief Financial Officer and Treasurer
(972) 851-0523



       ELKCORP EXPECTS SHARPLY HIGHER FOURTH QUARTER FISCAL 2003 EARNINGS;
               PERSISTENT SPRING RAINS DAMPENED OPERATING RESULTS;
      STRONG ROOFING DEMAND EXPECTED TO BENEFIT FIRST HALF OF FISCAL 2004;
                     ORTLOFF MANAGEMENT SUCCESSION ANNOUNCED

DALLAS, TEXAS, July 17, 2003. . . . ElkCorp said today that it preliminarily expects earnings of $0.40 per diluted share for its fourth fiscal quarter ending June 30, 2003. ElkCorp's audited financial statements for the quarter and full fiscal year ending June 30, 2003 will be issued after the completion of its financial audit, which is currently scheduled for mid-August. ElkCorp cautioned that its preliminary earnings estimate is subject to potential audit related adjustments.

During the same quarter last year, ElkCorp earned $0.19 per diluted share, net of approximately $0.13 per diluted share of after-tax expenses resulting from variable stock option accounting that would not have existed under the fixed method of stock option accounting now utilized by the company.

Excluding the negative effect of variable stock option accounting on the year-ago quarter, which management believes is appropriate for comparative purposes, preliminary fourth quarter fiscal 2003 earnings are 25% higher than earnings in the same quarter last year.

HIGHLIGHTS OF THE QUARTER ENDING JUNE 30, 2003

o Unit shingle shipments increased 10.5% over the same quarter last year as a result of strong roof replacement demand in the Texas market driven by widespread spring hail damage. Roofing activity in Northeast and Midwest areas was below expectations as a result of persistent record spring rainfall from April through mid-June.

o Shingle inventories were repositioned into the Texas market from other geographic areas to meet the strong demand being experienced in that market and to protect Texas market share. Unusually high shipping costs related to inventory repositioning impacted quarterly earnings by approximately $0.05 per share.

o Average shingle pricing increased 5.9% from the year-ago quarter. Compared to the pricing in effect immediately following the early spring price increases, some weakness was experienced in the Northeast and Midwest, and the Texas market experienced notable strength. Overall, lower asphalt costs more than offset a moderate erosion of the early spring price increases.



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PRESS RELEASE
ElkCorp
July 17, 2002
Page 2


     Compared to the preceding nine month period, ElkCorp experienced an improved relationship between shingle pricing and asphalt costs, and this improved relationship is expected to continue into fiscal 2004.

o June 2003 unit shingle shipments set a new monthly ElkCorp record. Strong demand is expected to continue during the September 2003 quarter as more normal summer weather patterns permit increased roofing activity in areas previously affected by persistent spring rains.

o Continued start-up losses at Elk Composite Building Products reduced quarterly income by about $0.04 per diluted share.

o An expected loss at Cybershield reduced quarterly income by about $0.02 per share.

o Estimated earnings for the quarter include approximately $0.05 per share of income from two Ortloff technology license agreements that were previously deferred as a result of a contingent refund provision contained in these license agreements. During the June 2003 quarter, these contingencies were eliminated and the previously deferred income was recognized. Approximately $0.05 per share of unrelated license fee income from new license agreements, previously expected to close during the June quarter, was delayed into the September quarter.

OUTLOOK

Thomas D. Karol, ElkCorp's Chairman of the Board and Chief Executive Officer, said, "We believe that Texas markets will continue to exhibit strength throughout the remainder of fiscal 2004, and we have begun to see accelerating shingle shipments in those markets previously affected by persistent spring rains.

"As a result, we are optimistic for a strong start to our fiscal 2004 and we are comfortable with the current analyst consensus earnings forecast of $0.46 per diluted share for the three months ending September 30, 2003 and $1.60 per diluted share for the fiscal year ending June 30, 2004.

"A large portion of our anticipated fiscal 2004 earnings improvement is expected to come from our Building Products subsidiaries. Approximately $0.25 per diluted share of earnings growth is expected to result from improved shingle pricing and asphalt cost dynamics. During the first nine months of fiscal 2003, significant asphalt cost escalation in an environment of stagnant shingle pricing reduced fiscal 2003 earnings by over $0.24 per diluted share. If current shingle pricing and asphalt cost relationships hold, we should recover this asphalt related margin compression in fiscal 2004. Remaining profit growth is expected to result from a planned 10% increase in unit volumes at our roofing and nonwoven operations, and from the maturation of our new composite wood business from start-up losses to positive income generation. Manufacturing yields at our composite wood operation have not yet improved to the level required for profitable operations, and it is possible that this business will experience another operating loss during the September quarter.

"At other subsidiaries, expected earnings improvement at Cybershield and Chromium will likely be offset by lower profits at Ortloff, which had near record earnings during fiscal 2003. It is not yet possible to accurately predict the earnings potential of our new fire-barrier mattress fabrics, and our earnings outlook does not yet include a significant contribution from this source," Karol concluded.


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PRESS RELEASE
ElkCorp
July 17, 2002
Page 3


ELKCORP ANNOUNCES MANAGEMENT SUCCESSION AT ORTLOFF SUBSIDIARY

John D. Wilkinson will succeed Arthur R. Laengrich as President and Chief Executive Officer of Ortloff Engineers, Ltd. Mr. Laengrich is retiring after 39 years of distinguished service to Ortloff and its predecessors. Mr. Wilkinson is a 29-year veteran of Ortloff and holds a Bachelor of Arts Degree in Chemical Engineering and Chemistry, and a Masters Degree in Chemical Engineering, both from Rice University.

CONFERENCE CALL

ElkCorp will host a conference call tomorrow, Friday, July 18, 2003, at 11:00 a.m. Eastern time (10:00 a.m. Central time). Interested parties can access the conference call by dialing (719) 457-2617 and providing confirmation code 482602. The conference call will also be broadcast live over the internet and can be accessed through the ElkCorp website at www.elkcorp.com (Investor Relations / Calls & Presentations) or by visiting www.firstcallevents.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2002, and subsequent Forms 8-K and 10-Q.
                                 - - - - - - - -
ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Ortloff Engineers, Ltd., a subsidiary of ElkCorp, is a specialized consulting engineering firm located in Midland, Texas that provides technology licensing and engineering services to gas processing and sulfur recovery companies worldwide.